Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014 combine the historical consolidated financial statements of Bear State Financial, Inc. (the “Company”) and Metropolitan National Bank (“Metropolitan”). The unaudited pro forma condensed combined financial information give effect to the acquisition of Metropolitan as if such transaction occurred on September 30, 2015 with respect to the pro forma condensed combined balance sheet, and on January 1, 2014, with respect to the pro forma condensed combined income statements. In addition, the unaudited pro forma condensed combined income statement for the year ended December 31, 2014 gives effect to the Company’s completed acquisition of First National Security Company (“FNSC”) which closed on June 13, 2014 as if the transaction had been completed on January 1, 2014.

The notes to the unaudited pro forma condensed combined financial information describe the pro forma amounts and adjustments presented below. As explained in more detail in the accompanying notes, the fair values of the Metropolitan assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information are subject to adjustment and may vary from the actual fair values assigned that will be recorded following the acquisition.

Ultimately, the Company anticipates that the acquisition will provide the combined company with financial benefits that include reduced operating expenses. These cost savings are not included in these pro forma statements and there can be no assurance that expected cost savings will be realized. The pro forma information, while helpful in illustrating financial results of the combined company under one set of assumptions, does not reflect the benefits of cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the acquisitions been consummated during the period.

The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial information should be read together with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information.
●

the Company’s separate audited historical financial statements and accompanying notes as of and for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015 and the Company’s separate unaudited historical financial statements and accompanying notes as of and for the nine months ended September 30, 2015 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 13, 2015.

●

Metropolitan’s audited historical financial statements for the years ended December 31, 2013 and 2014 and unaudited historical financial statements as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014, included as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

(In thousands)

	Bear State Financial, Inc.	Metropolitan National Bank	Pro Forma Adjustments			Pro Forma Combined
Assets
Cash and cash equivalents	$58,746	$14,069		$(10,100)	A	$62,715
Interest bearing time deposits in banks	10,930	--				10,930
Federal funds sold	--	51				51
Investment securities available for sale	164,564	42,677		88	B	207,329
Loans receivable	1,077,075	373,784		(10,517)	C	1,440,342
Allowance for loan and lease losses	(13,975)	(5,839)		5,839	D	(13,975)
Loans receivable, net	1,063,100	367,945		(4,678)		1,426,367
Loans held for sale	8,032	1,737				9,769
Other real estate owned, net	2,290	97				2,387
Office properties and equipment, net	51,768	11,484		1,796	E	65,048
Cash surrender value of life insurance	45,998	6,202				52,200
Goodwill	25,717	6,331		8,168	F	40,216
Core deposit and other intangibles	6,869	--		4,760	G	11,629
Deferred tax asset, net	17,121	--		144	H	17,265
Prepaid expenses and other assets	15,590	4,082				19,672
TOTAL ASSETS	$1,470,725	$454,675		$178		$1,925,578

Liabilities
Deposits – noninterest bearing	$173,525	$56,187	$			$229,712
Deposits – interest bearing	1,035,651	314,275		187	I	1,350,113
Total deposits	1,209,176	370,462		187		1,579,825

Repurchase agreements	10,366	7,037				17,403
Federal funds purchased	--	14,100		17,900	J	32,000
Other borrowings	68,300	--				68,300
Other liabilities	4,213	20,190		(15,523)	K	8,880
Total liabilities	1,292,055	411,789		2,564		1,706,408

Stockholders’ equity
Common stock	333	2,456		(2,410)	L	379
Additional paid-in capital	169,570	23,855		18,099	M	211,524
Accumulated other comprehensive income	753	54		(54)	N	753
Retained earnings	8,014	16,521		(18,021)	O	6,514
Total stockholders’ equity	178,670	42,886		(2,386)		219,170
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,470,725	$454,675		$178		$1,925,578

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Income Statement

For the Nine Months Ended September 30, 2015

(In thousands, except share data)

	Bear State Financial, Inc.	Metropolitan National Bank	Pro Forma Adjustments		Pro Forma Combined
Interest Income:
Loans receivable	$38,610	$11,217	$2,088	P	$51,915
Investment securities – taxable	979	780			1,759
Investment securities - nontaxable	1,546	52			1,598
Other	243	14			257
Total interest income	41,378	12,063	2,088		55,529

Interest Expense:
Deposits	3,853	819	(33)	Q	4,639
Other borrowings	767	13			780
Total interest expense	4,620	832	(33)		5,419

Net interest income before provision for loan losses	36,758	11,231	2,121		50,110
Provision (credit) for loan losses	931	(887)			44

Net interest income after provision for loan losses	35,827	12,118	2,121		50,066

Noninterest Income:
Net gain on sale of investment securities	88	--			88
Deposit fee income	5,569	1,278			6,847
Earnings on life insurance policies	1,096	166			1,262
Gain on sale of loans	2,359	554			2,913
Other	715	153			868
Total noninterest income	9,827	2,151	-		11,978

Noninterest Expense:
Salaries and employee benefits	17,521	7,408	113	R	25,042
Net occupancy expense	4,273	1,516	(304)	S	5,485
Real estate owned, net	(431)	(164)			(595)
Amortization of intangible assets	469	--	223	T	692
Other	12,141	3,241	(298)	U	15,084
Total noninterest expense	33,973	12,001	(266)		45,708

Income before provision for income taxes	11,681	2,268	2,387		16,336
Provision for income taxes	3,667	--	1,554	V	5,221
Net income available to common stockholders	$8,014	$2,268	$833		$11,115

Basic earnings per share:
Earnings per share	$0.24	$23.08			$0.29
Weighted average shares outstanding	33,368,642	98,246			37,978,959

Diluted earnings per share:
Earnings per share	$0.24	$23.08			$0.29
Weighted average shares outstanding	33,523,065	98,246			38,133,382

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Income Statement

For the Year Ended December 31, 2014

(In thousands, except share data)

	Bear State Financial, Inc. (BSFI) Historical	FNSC Historical (1)	FNSC Pro Forma Adjustments		BSFI & FNSC Historical and Pro Forma Combined	Metropolitan National Bank Historical	Pro Forma Adjustments		Pro Forma Combined
Interest Income:
Loans receivable	$39,465	14,112	1,572	(2)	55,149	14,083	$3,754	P	$72,986
Investment securities – taxable	1,076	340			1,416	1,484			2,900
Investment securities - nontaxable	1,514	78			1,592	79			1,671
Other	436	159			595	69			664
Total interest income	42,491	14,689	1,572		58,752	15,715	3,754		78,221

Interest Expense:
Deposits	4,538	839	(41	)(3)	5,336	1,198	(147)	Q	6,387
Other borrowings	600	3,245	(7	)(4)	3,838	19			3,857
Total interest expense	5,138	4,084	(48)		9,174	1,217	(147)		10,244

Net interest income before provision for loan losses	37,353	10,605	1,620		49,578	14,498	3,901		67,977
Provision for loan losses	1,588	600			2,188	(1,226)			962

Net interest income after provision for loan losses	35,765	10,005	1,620		47,390	15,724	3,901		67,015

Noninterest Income:
Net gain on sale of investment securities	31	(1)			30	16			46
Deposit fee income	5,349	2,198			7,547	1,780			9,327
Earnings on life insurance policies	1,126	21			1,147	242			1,389
Gain on sale of loans	2,774	84			2,858	596			3,454
Other	759	415			1,174	324			1,498
Total noninterest income	10,039	2,717	--		12,756	2,958	--		15,714

Noninterest Expense:
Salaries and employee benefits	21,819	6,266			28,085	10,892	160	R	39,137
Net occupancy expense	4,391	2,175			6,566	1,813	(260)	S	8,119
Real estate owned, net	1,387	23			1,410	88			1,498
Amortization of intangible assets	339	78	260	(5)	677	--	298	T	975
Other	14,132	3,702			17,834	3,887			21,721
Total noninterest expense	42,068	12,244	260		54,572	16,680	198		71,450

Income before provision for income taxes	3,736	478	1,360		5,574	2,002	3,703		11,279
Provision (benefit) for income taxes	(20,570)	(679)	521	(6)	(20,728)	--	2,220	V	(18,508)
Net income available to common stockholders	$24,306	$1,157	$839		$26,302	$2,002	$1,483		$29,787

Basic earnings per share:
Earnings per share	$0.86	$10.73			$0.79	$20.37			$0.78
Weighted average shares outstanding	28,410,579	107,800			33,362,827	98,246			37,973,144

Diluted earnings per share:
Earnings per share	$0.84	$10.73			$0.78	$20.37			$0.77
Weighted average shares outstanding	28,883,111	107,800			33,835,359	98,246			38,445,676

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

As of and for the Nine Months Ended September 30, 2015

And for the Year Ended December 31, 2014

Note 1 – Pro Forma Adjustments

The following pro forma adjustments for Metropolitan have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Notes to Pro Forma Balance Sheet Adjustments as of September 30, 2015

(dollars in thousands)

A.	Adjustment to cash and cash equivalents
	To reflect cash used by the Company to purchase Metropolitan. The Company’s portion of $10.1 million was funded by dividends from Bear State Bank. The remainder of the $28 million total cash consideration amounting to $17.9 million was paid by Metropolitan at closing of the acquisition. The Metropolitan dividend of $17.9 million was reflected at September 30, 2015 as a dividend payable and was funded at closing by a short-term borrowing.	$(10,100)

B.	Adjustment to investment securities, available for sale
	To reflect the fair value adjustment based on the pricing of the acquired securities portfolio.	$88

C.	Adjustment to loans receivable
	To reflect estimated fair value at acquisition date. The adjustment to loans reflects an estimate of fair value based upon current interest rates for similar loans and expected losses in the acquired loan portfolio. The weighted average remaining maturity of this acquired loan portfolio is approximately 5.7 years	$(10,517)

D.	Adjustment to allowance for loan and lease losses
	To remove Metropolitan’s allowance at acquisition date as the credit risk is contemplated in the fair value adjustment in adjustment C above.	$5,839

E.	Adjustment to premises and equipment
	To reflect estimated fair value of Metropolitan premises and equipment at acquisition date, based on third-party estimates. The estimated useful lives of the premises is in the range from 25 to 40 years	$1,796

F.	Adjustment to goodwill
	The consideration paid for Metropolitan exceeded the fair value of the net assets received resulting in goodwill recorded for the Metropolitan acquisition of $14.499 million. The adjustment reflects the difference in the recorded goodwill and the goodwill existing prior to the acquisition of $6.331 million.	$8,168

G.	Adjustment to core deposit intangible
	This intangible asset represents the value of the relationships Metropolitan has with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, and the net maintenance cost attributable to customer deposits. The acquired core deposit intangible will be amortized over 16 years.	$4,760

H.	Adjustment to deferred tax asset, net

The book and tax basis of assets acquired will be the same based on the Internal Revenue Code Section 338(h)(10) election made, resulting in no deferred tax adjustment for asset purchase accounting adjustments.

	The deferred tax asset for applicable liability adjustments is calculated as follows:
	Adjustment to deposits	$187
	Adjustment to other liabilities for unfavorable lease contracts	190
	Subtotal of fair value adjustments	$377
	Deferred tax asset at the Company’s estimated statutory federal and state income tax rate of 38.29%	$144

I.	Adjustment to deposits
	To reflect estimated fair value at acquisition date based on current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the deposits of approximately four years.	$187

J.	Adjustment to federal funds purchased
	To reflect the short-term borrowing through federal funds purchased by Metropolitan to fund the dividend payable of $17.9 million that was used to fund a portion of the cash consideration of the acquisition.	$17,900

K.	Adjustments to other liabilities
	To reflect accrual for estimated transaction costs	$1,500
	To reflect unfavorable lease contracts.	190
	To reflect liability for change in control agreements	687
	To reflect reversal of Metropolitan’s dividend payable that was funded at closing of the acquisition	(17,900)
		$(15,523)

L.	Adjustment to common stock
	To eliminate historical Metropolitan common stock	$(2,456)
	To reflect issuance of the Company’s common stock to Metropolitan’s shareholder	46
		(2,410)

M.	Adjustments to additional paid-in capital
	To eliminate historical Metropolitan additional paid-in capital	$(23,855)
	To reflect the issuance of the Company’s common stock to Metropolitan’s shareholder	41,954
		$18,099

N.	Adjustment to accumulated other comprehensive income
	To eliminate historical Metropolitan accumulated other comprehensive income	(54)

O.	Adjustment to retained earnings
	To reflect offset for accrual for estimated transaction costs	$(1,500)
	To eliminate historical Metropolitan retained earnings	(16,521)
		$(18,021)

Notes to Pro Forma Income Statement Adjustments

(dollars in thousands)

Material nonrecurring charges which result directly from the Metropolitan acquisition and which will be included in the income statement of the Company within 12 months of the closing were not included in the pro forma income statement. The estimated amount of these charges is $3.2 million.

		Nine Months Ended September 30, 2015	Year Ended December 31, 2014
P.	Adjustment to loan interest income
	To reflect accretion of loan discount resulting from loan fair value pro forma adjustment based on weighted average remaining life of 5.7 years. The estimated accretion adjustments are approximately $3.8 million in year 1, approximately $2.7 million in year 2, approximately $2.2 million in year 3, approximately $628,000 million in year 4 and approximately $256,000 in year 5.	$2,088	$3,754

Q.	Adjustment to deposit interest expense
	To reflect amortization of deposit premium resulting from deposit fair value pro forma adjustment based on remaining life of time deposits.	$(33)	$(147)

R.	Adjustment to salaries and employee benefits
	To reflect new compensation arrangement executed with key executive in connection with the business combination resulting in a salary increase. The pro forma income statements do not include $425,000 for the value of restricted stock units granted to the executive which will vest within one year of the closing of the acquisition.	$113	$160

S.	Adjustments to occupancy
	To reflect adjustment to depreciation expense resulting from the premises and equipment pro forma adjustment	$(249)	$(187)
	To reflect the discount accretion of an unfavorable lease based on the remaining term of the lease of 31 months.	(55)	(73)
		$(304)	$(260)

T	Adjustment to amortization of intangibles
	To reflect amortization of acquired intangible assets based on amortization period of 16 years and using the straight-line method of amortization.	$223	$298

U.	Adjustment to merger related expense
	To remove direct, incremental costs of the acquisition incurred by the Company and Metropolitan.	$(298)	$--

V.	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments P-U above at the Company’s estimated statutory federal and state income tax rate of 38.29%.	$914	$1,418
	To reflect the estimated federal and state income tax on Metropolitan’s income at 38.62%, the statutory federal and state income tax rate that would have applied for Metropolitan. Metropolitan was a qualified subchapter S subsidiary and was therefore not subject to federal or state income tax.	640	802
		$1,554	$2,220

The following notes describe the pro forma adjustments for FNSC and reflect the period prior to the FNSC merger from January 1, 2014 through June 13, 2014. Actual accretion and amortization for purchase accounting adjustments related to the FNSC merger for the period after June 13, 2014 through December 31, 2014 are reflected in the BSFI historical income statement column.

1.	FNSC Historical includes the historical income statement for FNSC from January 1, 2014 through June 13, 2014, the date the FNSC merger transaction closed.
2.

This adjustment reflects the estimate of additional accretion on the acquired loan portfolio for FNSC that would have been recorded during 2014 assuming the FNSC merger transaction closed on January 1, 2014.

3.

This adjustment reflects the estimate of additional accretion on the assumed time deposits from FNSC that would have been recorded during 2014 assuming the FNSC merger transaction closed on January 1, 2014.

4.

This adjustment reflects the estimate of additional accretion on Federal Home Loan Bank of Dallas advances assumed from FNSC that would have been recorded during 2014 assuming the FNSC merger transaction closed on January 1, 2014.

5.	This adjustment reflects the additional amortization of the core deposit intangible during 2014 assuming the FNSC merger transaction closed on January 1, 2014.
6.	This adjustment reflects income tax expense on the pro forma adjustments at the Company’s statutory federal and state income tax rate of 38.29%.

Note 2 – Pro Forma Allocation of Purchase Price

(In thousands, except share data)

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated for the Metropolitan transaction:

Purchase Price
Cash		$10,100
Company shares to be issued for Metropolitan shares	4,610,317
Price per share, based on Buyer Average Stock Price, as defined	$9.11
Pro forma value of Company shares to be issued		42,000
Total pro forma purchase price		$52,100

Net Assets Acquired at Fair Value
Cash and cash equivalents and fed funds sold	14,120
Investment securities	42,765
Loans receivable and loans held for sale	365,004
Other real estate owned	97
Office properties	13,280
Core deposit intangible	4,760
Prepaid and other assets	10,428
Total assets	450,454

Deposits – noninterest bearing	56,187
Deposits – interest bearing	314,462
Borrowings	39,037
Other liabilities	3,167
Total liabilities	412,853
Net assets acquired at fair value		37,601
Pro forma goodwill		$14,499

The Company is continuing to determine their fair values and the purchase price allocation. The Company expects to finalize its analysis of the acquired assets and liabilities over the next few months and within one year of the acquisition.

Note 3 – Reclassifications

Certain historical amounts for the Company and Metropolitan have been reclassified to ensure consistency and comparability of pro forma amounts. The reclassifications had no effect on net income.